Exhibit 21.1
Subsidiaries of Registrant
E.A. Viner International Co., a Delaware corporation
Freedom Investments, Inc., a Delaware corporation
Newson, Inc., a Delaware corporation
Old Michigan Corporation, a Michigan corporation
OPCO PEFINV, LLC a Delaware limited liability company
OPCO PE LLC, a Delaware limited liability company
Oppenheimer Asset Management Inc., a New York corporation
Oppenheimer Credit Corp., a Delaware corporation
Oppenheimer Cooperative U.A., a Netherlands company
Oppenheimer & Co. Inc., a New York corporation
Oppenheimer EU Ltd., an England private limited company
Oppenheimer Investments Asia Limited, a Hong Kong private company limited
Oppenheimer Israel (OPCO) Ltd, an Israeli corporation
Oppenheimer Life Agency, Ltd., a Delaware corporation
Oppenheimer NTL B.V., a Netherlands private limited liability company
Oppenheimer Multifamily Housing & Healthcare Finance, Inc., a Pennsylvania corporation
Oppenheimer Trust Company, a New Jersey limited purpose bank
Prime Charter Ltd., a Delaware corporation
Viner Finance Inc., a Delaware corporation

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